Exhibit 99.2

                 Digital Descriptor Systems, Inc. and Subsidiary
                   Pro-Forma Consolidated Financial Statements



The Unaudited Pro-Forma Consolidated Balance Sheet of the Company as of December 31, 2004 and the Unaudited Pro-Forma Consolidated Statement of Operations of the Company for the year ended December 31, 2004, have been prepared to illustrate the effect of the acquisition of CGM Security Solutions, Inc. ("CGM") on March 1, 2005 as if such transaction took place on January 1, 2004. The Pro-Forma Consolidated Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro-Forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro-Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company.

On March 1, 2005, the Company acquired substantially all of the assets of CGM, for (i) $1,500,000 in cash and (ii) a 2.86% promissory note (the "Note") in the principal amount of $3,500,000, subject to adjustment (the "Acquisition"). The assets of CGM were acquired pursuant to an Asset Purchase Agreement among the Company and CGM dated as of February 25, 2005. In connection with the Acquisition, the Company and CGM, each entered into an employment agreement with Erik Hoffer (the "Employment Agreement"). CGM is a manufacturer and distributor of barrier security seals, security tapes and related packaging security systems, protective security products for palletized cargo, and physical security systems for tractors, trailers and containers.

The principal amount of the Note is subject to adjustment based upon the average of (i) the gross revenues of CGM for the fiscal year ending December 31, 2007 and (ii) an independent valuation of CGM Sub based upon the consolidated audited financial statements of the Company and CGM Sub for the fiscal years ending December 31, 2006 and 2007. In addition, the Company has granted CGM a secondary security interest in substantially all of its assets and intellectual property.

In connection with the Acquisition, the Company entered into a letter agreement with certain of its investors (the "Investors") which extended the maturity date of debt instruments issued on November 30, 2004 until March 1, 2008, and amended the conversion price of the debt that is held by the Investors to the lower of
(i) $0.0005 or (ii) 60% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. In addition, the exercise price of the warrants held by the investors was amended to $0.001 per share.

                 Digital Descriptor Systems, Inc and Subsidiary
                        Unaudited Pro-Forma Balance Sheet
                             As of December 31, 2004

                                                    Digital Descriptor           CGM             Pro-Forma           Pro-Forma
                                                      Systems, Inc      Security Solutions      Adjustments*          Results
                                                    ---------------     ---------------      -------------        -------------
Current Assets:
  Cash and equivalents                                     $ 21,905            $ 152,552         (152,552)b
                                                                                                  995,000 a        $ 1,016,905
   Restricted cash                                        3,058,431                            (3,008,431)a             50,000
   Accounts receivable, net                                  68,529              277,541         (277,541)b             68,529
   Inventory                                                                     334,752                               334,752
   Prepaid expenses                                                                  707             (707)b                  -
   Debt discount and deferred
        financing cost, net                                 422,946                               513,431 a
                                                                                                 (468,189)c           468,188
                                                    ---------------     ---------------      -------------        -------------
       Total Current Assets                               3,571,811              765,552       (2,398,989)           1,938,374

Property and equipment, net                                                      453,537          (48,806)b            404,731

Other Assets:
  Goodwill                                                                                      5,000,000 a
                                                                                                 (941,659)b          4,058,341
   Intangible assets, net                                                        202,176                               202,176
   Security deposits                                         1,730               11,507           (11,507)b             1,730
                                                    ---------------     ---------------      -------------        -------------
     Total Assets                                        3,573,541            1,432,772        1,599,039            6,605,352
                                                    ===============     ===============      =============        =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                         137,582              239,440         (239,440)b            137,582
   Notes Payable                                                                                3,500,000 a          3,500,000
   Accrued expenses                                         309,774                                                    309,774
   Accrued interest                                         680,067                               100,100 d            780,167
   Due to officer and director                               13,830                                                     13,830
   Payroll taxes payable                                                           1,301           (1,301)b                  -
   Litigation liability                                                          700,000         (700,000)b                  -
   Deferred income                                          189,453                                                    189,453
   Convertible debentures                                 5,627,838                                                  5,627,838
                                                    ---------------     ---------------      -------------        -------------
      Total Current Liabilities                          6,958,544              940,741        2,659,359           10,558,644
                                                    ---------------     ---------------      -------------        -------------

Stockholders' Equity (Impairment):

   Preferred stock
   Common Stock                                             210,716              100,100         (100,100)b            210,716
   Additional paid-in capital                            19,466,724               35,000          (35,000)b         19,466,724
   Retained Earnings (accumulated deficit)              (23,062,443)             356,931         (356,931)b
                                                                                                 (468,189)c
                                                                                                 (100,100)d        (23,630,732)
                                                    ---------------     ---------------      -------------        -------------
      Total Stockholders' Equity (Impairment)            (3,385,003)            492,031        (1,060,320)          (3,953,292)
                                                    ---------------     ---------------      -------------        -------------

Total Liabilities and Stockholders' Equity             $ 3,573,541          $ 1,432,772      $ 1,599,039          $ 6,605,352
                                                    ===============     ===============      =============        =============


*  See explanations of pro-forma adjustments attached.

                 Digital Descriptor Systems, Inc and Subsidiary
                   Unaudited Pro-Forma Statement of Operations
                      For the Year Ended December 31, 2004


                                                Digital Descriptor           CGM             Pro-Forma          Pro-Forma
                                                   Systems, Inc      Security Solutions     Adjustments*         Results
                                                    ------------         -------------     -----------       ------------
Revenues                                               $ 412,052           $ 3,996,008                         $ 4,408,060
Cost of Sales                                            44,782             1,282,204               -           1,326,986
                                                    ------------         -------------     -----------       ------------

Gross Profit                                            367,270             2,713,804               -           3,081,074
                                                    ------------         -------------     -----------       ------------

Operating expenses
   General & Administrative                              407,642             1,772,186                           2,179,828
   Sales and marketing                                    65,014                                                    65,014
   Research and development                               21,759                                                    21,759
   Interest and amortization of deferred               2,530,210                               468,189 c
       debts costs                                                                             100,100 d         3,098,499
   Other income and expenses, net                        56,127                11,837               -              67,964
                                                    ------------         -------------     -----------       ------------

Total expenses                                        3,080,752             1,784,023         568,289           5,433,064
                                                    ------------         -------------     -----------       ------------

Income (Loss) before income taxes                     (2,713,482)              929,781        (568,289)         (2,351,990)

Provision for income taxes                                    -               (103,754)             -             (103,754)
                                                    ------------         -------------     -----------       ------------

Net income (loss)                                     (2,713,482)             826,027         (568,289)         (2,455,744)
                                                    ============         =============     ===========       =============

*  See explanations of pro-forma adjustments attached.

                 Digital Descriptor Systems, Inc. and Subsidiary
              Unaudited Pro-forma Consolidated Financial Statements



Explanations of pro-forma adjustments:

a. To record the acquisition of CGM Security Solutions, Inc. ("CGM") On March 1, 2005, the Company acquired substantially all of the assets of CGM, for (i) $1,500,000 in cash and (ii) a 2.86% promissory note (the "Note") in the principal amount of $3,500,000. The acquisition price of $5,000,00 is shown as goodwill for purposes of the Pro-forma adjustment.

 The funds necessary to complete the acquisition of CGM were received in November of 2004 and are shown as restricted cash on DDSI's balance sheet as of December 31, 2004. $995,000 of the restricted cash went to DDSI to fund ongoing operations and the balance was used to pay financing costs.


b. To remove the assets and liabilities of CGM that were not acquired by DDSI. Also to remove the prior stockholders' equity of CGM. The net amount not acquired by DDSI is an offset to the Goodwill recognized as part of the pro-forma adjustment a. above.


c. To record the amortization of the deferred financing costs associated with the acquisition of CGM.


d. To record the interest accrued on the $3,500,00 notes payable for the acquisition of CGM detailed in pro-forma adjustment a. above.